Exhibit 4.2

certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential, MARKED AS “[REDACTED]”.

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of March 19, 2025 by MKDWELL Tech Inc., a British Virgin Islands business company (registered under company number 2128871) (the “Company”), and Ya-Hui Wu, a [REDACTED] (Passport No.: [REDACTED]) (“Investor”), with reference to the following facts:

WHEREAS, the Company is indebted to the Investor for certain working capital loans in the amount of $550,000 as of the date of this Agreement (the “Debt”), of which the Company and Investor desire to convert the entire balance thereof into 5,500,000 ordinary shares of par value $0.0001 each in the Company (the “Consideration Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1. Conversion of debt to Consideration Shares. Effective as of the date hereof, the entirety of the Debt shall be converted into (and the Investor hereby subscribes for) the Consideration Shares at a price per share of $0.10 and the Company shall (i) authorise the approval and issuance of the Consideration Shares to the Investor and (ii) ensure the Company’s shareholder register maintained by Continental Stock Transfer & Trust Company is updated to record the issuance of the Consideration Shares to the Investor, following which the unpaid Debt will be automatically and unconditionally discharged and released.

2. Reserved.

3. Investor Representations. The Company is issuing the shares aforementioned to the Investor in reliance upon the following representations made by Investor:

(a) Investor acknowledges and agrees that the shares are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Investor acknowledges and agrees that (i) the shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares have not yet been registered under the Securities Act, and (ii) such shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Investor acknowledges and agrees that (i) the registered agent, transfer agent or any other person who maintains the Company’s shareholder register from time to time will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares in the form of definitive physical certificates will bear a restrictive legend.

(c) Investor acknowledges and agrees that: (a) the shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Investor is acquiring the shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Investor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the shares; (d) Investor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares; (e) Investor is able to bear the economic risk and lack of liquidity inherent in holding the shares; (f) Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) and (g) Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Common Stock.

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(d) Investor’s investment in the Company pursuant to this agreement is consistent, in both nature and amount, with Investor’s overall investment program and financial condition.

4. Release.

(a) With respect to the Debt, the Investor irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Company, each of the direct and indirect subsidiaries of the Company and the successors and past, present and future assigns, directors, managers, officers, agents, attorneys and representatives of the respective entities identified or otherwise referred to in this clause (the “Releasees”), from any claim and hereby irrevocably, unconditionally and completely waives and relinquishes each and every claim that the Investor may have had in the past or may now have against any of the Releasees, directly or indirectly, including, without limitation, any claim relating to or directly or indirectly arising out of: (a) any written or oral agreements or arrangements occurring, existing or entered into by the Investor at any time up to and including the date of this Agreement; and (b) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the date of this Agreement.

(b) It is the intent of the Investor that the release set forth in Section 4(a) shall be effective as a full and final accord and satisfaction of all claims hereby released and the Investor acknowledges that the matters released herein are not limited to matters which are known or disclosed. The Investor hereby agrees, represents and warrants that he realizes and acknowledges that factual matters now existing and unknown to him may have given or may hereafter give rise to claims which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and he further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, the Investor hereby intends to release, discharge and acquit the Releasees from any such unknown, unsuspected, unliquidated, unmatured and/or contingent claims which are in any way set forth in or related to the matters identified herein. The Investor hereby explicitly waives the benefits of any common law or statutory rule with respect to the release of such unknown, unsuspected, unliquidated, unmatured and/or contingent claims.

5. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

[Signature page follows]

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This Agreement is entered into and effective as of the date first written above.

For and on behalf of MKDWELL Tech Inc.:

By:	/s/ Min-jie Cui
Name:	Min-jie Cui
Title:	Chief Financial Officer

Investor Ya-Hui Wu :

By:	/s/ Ya-Hui Wu
Name:	Ya-Hui Wu

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